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From: Dreamlife, Inc.
      425 West 15th Street, Suite 3R
      New York, NY  10011

Rubenstein Associates, Inc.
PR Contact: Mary Ann Maryn - 212-843-8024
            Sandy Berger - 212-843-8036

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FOR IMMEDIATE RELEASE

               DREAMLIFE, INC. ANNOUNCES LAUNCH OF PREMIERE ONLINE
                  NETWORK FOR PERSONAL AND PROFESSIONAL GROWTH

                                  DREAMLIFE.COM

 -PREMIERE ONLINE PERSONAL AND PROFESSIONAL DEVELOPMENT DESTINATION ADDRESSING
  ELEMENTS OF THE "WHOLE PERSON" WITH EXTENSIVE ARRAY OF INDIVIDUALIZED COACHING, COMMUNITIES, COURSES, TOOLS AND INTERFACE WITH LEADING EXPERTS AND
                                  PEER SUPPORT

New York, February 15, 2000 - DREAMLIFE, INC. (OTC BB: DLIF) announced today the opening of Dreamlife.com (www.dreamlife.com), the premiere interactive online network for personal and professional growth.

     People are actively shaping their lives today more than ever before, exploring how to achieve their personal best and reach for fulfillment and success. Growth in the adult learning and personal and professional development categories reflects this, with the two industries combined sales of courses, seminars, books, videotapes, audiotapes and conferences totaling $45 billion per year.

     In founding Dreamlife, internationally recognized results coach Anthony Robbins, brings his vision for a megabrand of personal and professional growth to the Internet. According to Mr. Robbins, "Dreamlife will be the destination people can click on to access the power to change their lives. With the Internet, we can reach more people than ever before to provide the inspiration, education and motivation essential in achieving one's peak performance."


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     Dreamlife is transforming the industry by creating the premiere one-stop online destination for consumers who want to take control of their lives and pursue their dreams. The site offers a centralized, interactive network that addresses virtually every aspect of personal and professional growth, including Mind & Spirit, Health & Fitness, Money & Finance, Career & Business, Relationships & Family, and Creativity & Fun.

     "Dreamlife has positioned itself as the leading online resource for individuals committed to creating and achieving outstanding results in the most important areas of life through a unique integration of personal coaching, community and commerce," said Beth Polish, President of Dreamlife.

     "With this initial launch of the site, our goal was to create the foundation for our brand," said Mr. Robbins. We plan to continually upgrade the site with additional interactive technology to provide optimum individualized programs."

     Dreamlife provides direct access to and interaction with internationally renowned experts; proprietary courses that are simple and engaging; live interactive programming, such as chats and courses; one-stop shopping for related products; virtual empowerment communities with others who share similar goals; and online live events and conferences.

     "The scope and immediacy of the site overcome the barriers of time, travel, and cost of personal and professional programs with immediate and cost-effective solutions from one easily accessible source," added Ms. Polish.

     An exclusive partnership was formed with Anthony Robbins and his seminar company, Robbins Research International, Inc. to be the sole online vehicle for Mr. Robbins' programs. In addition, Dreamlife has signed an exclusive online marketing and license agreement with The Learning Annex -R-, the leading brand-name provider of continuing education courses, and has formed a partnership with The Five O'Clock Club -TM-, an organization comprised of executives and managers looking to change careers and find their dream jobs.


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     Experts in specific disciplines include Sanford Botkin, former IRS attorney and one of America's leading tax authorities, and psychoanalyst and nationally known celebrity dream expert Lauren Lawrence.

     Dreamlife, Inc. was founded by Anthony Robbins in the spring of 1999. In addition to Mr. Robbins, who serves as Chairman of the Board, other Board members include: W. Grant Gregory, Chairman of Gregory & Hoenemeyer, Inc; H. Peter Guber, Chairman and CEO of Mandalay Pictures LLC; Peter A. Lund, formerly President and CEO of the CBS Television and Cable Group and President and CEO of CBS, Inc.; Charles D. Peebler, Jr., Chairman Emeritus of True North Communications, Inc.; Fredric D. Rosen, former Chairman and CEO of Ticketmaster Group, Inc.; Bruce L. Stein, former President and COO of Mattel Inc.

                                  # # #

Certain statements made herein that use the words "estimate" "project" "intend" "expect" "believe" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of dreamlife to be materially different from those which may be expressed or implied by such statements, including, among others, changes in general economic and business conditions and specifically, decline in demand to Dreamlife's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with Dreamlife's business, reference is made to Dreamlife's reports filed from time to time with the Securities and Exchange Commission.